UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2024

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36492	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8201 E. 34th Cir N, Suite 1307, Wichita, Kansas	67226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (620) 325-6363

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Items

On June 17, 2024, AgEagle Aerial Systems Inc. (the “Company”) announced that it will postpone the previously announced annual meeting of shareholders (the “Annual Meeting”), originally scheduled to be held at 1:00 p.m., Central Time, on June 17, 2024, at The Embassy Suites by Hilton, 2401 Bass Pro Drive, Grapevine, TX 76051. The purpose of the postponement of the Annual Meeting is to allow the Company additional time to solicit proxies from the Company’s shareholders.

The Annual Meeting will now be held at 1:00 p.m., Central Time, on June 27, 2024, at The Embassy Suites by Hilton, 2401 Bass Pro Drive, Grapevine, TX 76051.

Information regarding how to attend Annual Meeting and vote is available in the Company’s proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2024. There is no change to the record date or the purpose or any of the proposals to be acted upon at the Annual Meeting.

Shareholders who have already cast their votes do not need to take any action (unless they wish to change or revoke their prior proxy or voting instructions) and their votes will be counted at the postponed Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2024	AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ Mark DiSiena
	Name:	Mark DiSiena
	Title:	Chief Financial Officer